Armstrong World Industries, Inc. Separation & Business Update March 10, 2016 Armstrong competes globally in many diverse markets. References to "market" or "share" data are simply estimations based on a combination of internal and external sources and assumptions. They are intended only to assist discussion of the relative performance of product segments and categories for marketing and related purposes. No conclusion has been reached or should be reached regarding a "product market," a "geographic market" or “market share,” as such terms may be used or defined for any economic, legal or other purpose. Exhibit 99.1

Our disclosures in this presentation, including without limitation, those relating to future financial results guidance and the possible separation of our flooring business from our building products business, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Those statements provide our future expectations or forecasts and can be identified by our use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "outlook," "target," "predict," "may," "will," "would," "could," "should," "seek," and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance or the separation of our businesses. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that may affect our ability to achieve the projected performance is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-GAAP financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrong.com. The guidance in this presentation is only effective as of the date given, March 10, 2016, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Safe Harbor Statement

Agenda 7:30Registration 8:00Welcome and Separation Overview (Tom Waters, Dave Schulz) 8:15Armstrong Flooring, Inc. Investment Thesis (Don Maier, Jay Thompson) 9:45Break 10:00Armstrong World Industries Investment Thesis (Vic Grizzle, Brian MacNeal) 11:30Wrap Up

Creating Two Independent Industry Leaders

Armstrong World Industries

Vic Grizzle Chief Executive Officer

- Global commercial suspended ceiling solutions provider
- #1 position in all major markets
- Industry leading margins and free cash flow generation
- Poised to deliver margin expansion driven by innovation in premium products and recovery in North American commercial markets
- Attractive opportunities for enhanced growth and margins, including emerging markets
- 23 year WAVE JV delivered $64M of cash dividends and $66M of equity earnings in 2015

Key Statistics (2015 Year End)

$1.2B
Revenue

$345M*
Adjusted EBITDA

~3,700
Team Members Worldwide

25
Manufacturing Facilities in 9 Countries†

100+
Countries Have Armstrong Ceilings

Armstrong Flooring, Inc.

Don Maier Chief Executive Officer

- #1 hard surface flooring products designer and manufacturer
- Substantial margin expansion opportunities driven by product mix and operating leverage
- Enhanced focus on product innovation in the fast growing hard surface flooring categories (LVT, wood)
- Performance recovery underway, with significant investment in LVT capability and retail presence
- Well-positioned for both residential and non-residential cyclical recoveries

Key Statistics (2015 Year End)

$1.2B
Revenue

$112M*
Adjusted EBITDA

~3,700
Team Members Worldwide

17
Manufacturing Facilities in 3 Countries

9,000,000+
Annual Visitors to Global Websites

* At 2015 budgeted FX rates; Does not include consolidated corporate expense of $91 million
†Including the WAVE JV

4

Armstrong | Inspiring Great Spaces™

Separation Overview Exchange / Ticker NYSE: AFI (pending) Key Dates When-issued trading date: March 21, 2016 (est.) Form 10 Amendment filed on February 29, 2016 Distribution date: April 1, 2016 (est.) Tax Impact Expect tax-free distribution under Section 355 and Section 386(a)(1)(D) of the Internal Revenue Code of 1986 Principal Closing Conditions Effectiveness of Form 10 with the SEC NYSE: AWI Transition Services Agreement AWI will own corporate campus and lease to AFI TSA for IT, payroll, tax for 1-2 years Opinion of tax counsel Final approval of Board of Directors

Like-for-like, combined 10% growth at the mid-point of the range 2016 Guidance – Normalized EBITDA ($M) 2015 (@ ‘16 FX) 2015 Pro Forma (@ ’16 FX) 2016 YoY Growth AFI - Flooring $101 $61 $65 - $80 7% - 31% AWI - Ceilings $338 $296 $310 - $330 5% - 12% Corporate ($66) - - Total $373 $357 $375 - $410 5% - 15% * See appendix for reconciliation

Operational No significant synergies from operating as combined entity Enhances ability to address unique customer needs Greater opportunity to build stronger and more intimate customer relationships Enhanced Opportunities To Create Value Strategic Increases flexibility to pursue domestic and international growth opportunities Sharpens focus on distinct strategic priorities and distribution channels Closer alignment of compensation/incentives to performance Financial Optimized capital structures to match different risk and cash flow profiles Direct access to capital markets to fund growth agendas Provides investors more efficient exposure to the upside opportunity in each business Two Companies With Distinct Operating Models, Market Dynamics, Capital Needs and Distribution Channels, With Minimal Overlap and Synergies

Appendix

Reconciliation of 2015 Adjusted EBITDA The table below provides a reconciliation of 2015 Adjusted EBITDA to Operating Income. Note the 2015 Adjusted EBITDA is based on ‘15 budgeted foreign exchange rates. ($M) AFI AWI Corp Total 2015 Adj. EBITDA @ ‘15 Budgeted FX $112 $345 ($66) $391 FX ($9) ($3) ($1) ($13) 2015 Adj. EBITDA @ Actual FX $103 $342 ($67) $378 D&A ($38) ($70) ($13) ($121) US Pension ($25) ($25) Separation Expense ($34) ($34) Cost Reduction, Duties ($4) ($7) - ($11) 2015 Operating Income - Reported $61 $265 ($139) $187 ($M) AFI AWI Corp Total 2015 Adj. EBITDA @ ‘15 Actual FX $103 $342 ($67) $378 FX at ‘16 Budgeted Rate ($2) ($4) $1 ($5) Corporate Expense ($40) ($42) $66 ($16) 2015 Pro Forma Adj. EBITDA $61 $296 $0 $357 The table below provides a reconciliation of 2015 Adjusted EBITDA at actual foreign exchange rates to the 2015 pro forma adjusted EBITDA using ‘16 budgeted foreign exchange rates and the impact of allocating corporate segment expenses to the separate companies.